UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PSB HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PSB HOLDINGS, INC.

1905 West Stewart Avenue

Wausau, Wisconsin  54401

November 12, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of shareholders of PSB Holdings, Inc. (the “Company”), which will be held at the main office of Peoples State Bank, located at 1905 West Stewart Avenue, Wausau, Wisconsin 54401, on December 12, 2008, at 2:00 p.m.  Shareholder registration begins at 1:40 p.m.

As you may already know, the Company intends to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program (the “Program”).  Although the Company is well capitalized, the Company believes that the Program will add additional capital on favorable terms and enable the Company additional flexibility in addressing the challenges and opportunities in current markets.  If we are allowed to participate in the Program, we would be eligible to issue and sell to the U.S. Department of Treasury shares of preferred stock for cash consideration of up to $14,000,000.

In order for us to participate in the Program, we are holding the Special Meeting to (1) approve the Second Amended and Restated Articles of Incorporation of the Company to authorize the issuance of preferred stock, and (2) grant management the authority to adjourn, postpone or continue the Special Meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Second Amended and Restated Articles of Incorporation.  The affirmative vote of the holders of two-thirds of the shares of our common stock outstanding on November 6, 2008 is required to approve the Second Amended and Restated Articles of Incorporation.  Approval of the proposal to grant management the authority to adjourn, postpone or continue the Special Meeting will require the affirmative vote of the majority of the votes cast at the Special Meeting, even if less than a quorum is represented.  Additional details regarding the business to be conducted at the special meeting are set forth in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Second Amended and Restated Articles of Incorporation, and “FOR” the proposal to approve the granting of authority to management to adjourn, postpone or continue the Special Meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Second Amended and Restated Articles of Incorporation.

If you have any questions or need any assistance in voting your proxy, please contact our proxy solicitor, Georgeson Inc., by mail at 199 Water Street, New York, New York 10038, or by phone at (877) 255-0071.

It is important that your shares be represented and voted at the meeting.  Therefore, we urge you to sign, date, and promptly return the enclosed Proxy in the enclosed postage paid envelope.  If your stock is jointly held, each of you MUST sign the enclosed Proxy.  Of course, you may attend the Special Meeting and vote in person if you so choose.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of PSB Holdings, Inc.

Peter W. Knitt President and Chief Executive Officer of PSB Holdings, Inc. and Peoples State Bank	Gordon P. Gullickson Chairman of the Board of PSB Holdings, Inc.	Patrick L. Crooks Chairman of the Board of Peoples State Bank

PSB HOLDINGS, INC.

1905 West Stewart Avenue

Wausau, Wisconsin  54401

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on December 12, 2008

To the Shareholders:

A special meeting (the “Special Meeting”) of the shareholders of PSB Holdings, Inc. (the “Company”) will be held at the main office of Peoples State Bank located at 1905 West Stewart Avenue, Wausau, Wisconsin 54401, on December 12, 2008, at 2:00 p.m. for the following purposes:

1.

To approve the Second Amended and Restated Articles of Incorporation of the Company to authorize the issuance of a new class of preferred stock;

2.

To grant management the authority to adjourn, postpone or continue the Special Meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Second Amended and Restated Articles of Incorporation referred to in Item 1; and

3.

To transact such other business as may properly come before the Special Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record at the close of business on November 6, 2008, are entitled to notice of, and to vote at, this meeting.

The Second Amended and Restated Articles of Incorporation are described in the accompanying Proxy Statement and a copy of the Second Amended and Restated Articles of Incorporation are attached to the Proxy Statement as Exhibit A.  We urge you to read the entire Proxy Statement and the Second Amended and Restated Articles of Incorporation carefully.

BY ORDER OF THE BOARD OF DIRECTORS

Peter W. Knitt,

President and Chief Executive Officer

November 12, 2008

IMPORTANT

Regardless of whether you expect to attend the Special Meeting in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience.  This will ensure the presence of a quorum at the Special Meeting.  Promptly signing, dating, and returning the Proxy will save the Company the expenses and extra work of additional solicitation.  Enclosed for this purpose is an addressed envelope for which no postage is required if mailed in the United States.  Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

PSB HOLDINGS, INC.

1905 West Stewart Avenue

Wausau, Wisconsin  54401

PROXY STATEMENT FOR SPECIAL MEETING

OF SHAREHOLDERS

To Be Held on December 12, 2008

Solicitation of Proxies

This proxy statement, which will be first mailed to shareholders on or about November 13, 2008, is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PSB Holdings, Inc. (the “Company”), to be voted at a special meeting (the “Special Meeting”) of the shareholders of the Company, which will be held at 2:00 p.m. on December 12, 2008, at the main office of Peoples State Bank located 1905 West Stewart Avenue, Wausau, Wisconsin 54401.  At the Special Meeting, shareholders will vote on proposals (1) to approve the Second Amended and Restated Articles of Incorporation of the Company, and (2) to grant management of the Company the authority to adjourn, postpone or continue the Special Meeting.

Proxies and Voting Procedures

Your Vote

Please sign, date and return the enclosed proxy promptly in order to be sure that your shares are voted.  You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the Special Meeting.

Shareholders of record at the close of business on November 6, 2008 (the “Record Date”), will be entitled to vote at the meeting on the basis of one vote for each share of the Company’s common stock, no par value (the “Common Stock”), held.  Votes cast by proxy or in person at the Special Meeting will be tabulated by an inspector of elections appointed by the Board.  On the Record Date, 1,548,898 shares of Common Stock were issued and outstanding.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOUR VOTE IS VERY IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

If you have any questions or need any assistance in voting your proxy, please contact our proxy solicitor:

Georgeson Inc.

199 Water Street

New York, New York 10038

(877) 255-0071

Quorum, Required Vote and Related Matters

A quorum is present if a majority of the votes entitled to be cast are represented at the Special Meeting in person or by proxy.  For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum.  Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

Approval of the proposed Second Amended and Restated Articles of Incorporation of the Company will require the affirmative vote of two-thirds of all issued and outstanding Common Stock.  Broker non-votes and abstentions will therefore count as a “NO” vote on the proposal to approve the Second Amended and Restated Articles of Incorporation.

Approval of the proposal to grant management the authority to adjourn, postpone or continue the Special Meeting will require the affirmative vote of the majority of the votes cast at the Special Meeting, even if less than a quorum is represented.  Broker non-votes and abstentions will therefore have no effect on the vote to approve this proposal.

If you hold shares in “street name” with a broker, bank or other custodian, you will receive voting instructions from the holder of record of your shares.  Your broker may vote shares held for you only if you provided voting instructions.  Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders.

Costs of Solicitation

In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication.  The Company has also retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $12,000, plus administrative costs and any reasonable out-of-pocket disbursements.  These fees and other expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of our Common Stock, will be borne by us.

Rights of Appraisal

Under applicable Wisconsin law, the Company’s shareholders are not entitled to appraisal rights with respect to the proposal to approve the Second Amended and Restated Articles of Incorporation of the Company.

Questions and Answers About the Special Meeting and Proposals

What is the purpose of the Special Meeting?

The Company seeks to raise capital through the sale of preferred stock to the U.S. Department of Treasury (the “U.S. Treasury”) TARP Capital Purchase Program (the “Program”).  The Company’s Amended and Restated Articles of Incorporation currently do not authorize the Company to issue preferred stock as required by the Program.  Under Wisconsin law, shareholder approval is required to amend the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of preferred stock.  Under the Company’s Bylaws, any amendment to the Amended and Restated Articles must be approved by two-thirds of all outstanding shares.  Since 1,548,898 shares of the Common Stock were issued and outstanding as of the Record Date, 1,032,600 shares must be affirmatively voted for the proposal to be approved.  Because the required two-thirds vote is based on total outstanding shares, and not simply two-thirds of votes cast at the meeting, failure to return your proxy voting “FOR” the proposal is the same as voting against the proposal.

If the Company is allowed to participate in the Program, the Company would designate a new series (the “Senior Preferred Stock”) of the newly authorized preferred stock to be sold to the U.S. Treasury under the Program.  The Senior Preferred Stock would be subject to the terms and conditions of the Program, as described below.

Why is the Company seeking additional capital?

The Company is seeking additional capital through the sale of the Senior Preferred Stock to the U.S. Treasury in order to bolster our otherwise strong balance sheet and to facilitate the future growth of the Company.  Obtaining additional capital will help us continue growing and to access the national brokered certificate of deposit market, which has been an important source of funds for the Company for many years.

Why is the Company seeking capital from the U.S. Treasury instead of private or institutional investors?

The recent and ongoing contraction in credit within the banking industry has significantly increased the cost of capital and dramatically reduced its availability.  The Program is intended to recapitalize the nation’s banks in an effort to spur lending activity and ease the current credit freeze.  To encourage banks to accept this capital and therefore widely deploy lending activity, the cost to obtain capital under the Program was made less than that currently required by public and private investors.  In addition, funding approved under the Program is expected to be delivered quickly, prior to the end of December 2008.  Funding, however, could be delayed to a later date.  All things considered, the Company’s Board of Directors believes the Program will provide the lowest cost capital available at this time.

Why is the Company seeking to raise the maximum amount available under the Program?

Capital obtained under the Program is available to support asset and loan growth, whether from organic growth in our existing market area, or from acquisition of other banks or branches.  In addition, the U.S. Treasury required banks to submit an application for Program participation by November 14, 2008 and is not anticipated to offer similar low cost capital again to banks through another round of funding.  After the Senior Preferred Stock remains outstanding for three years, the Company can repay the U.S. Treasury at any time, in part or in whole, if the additional capital is no longer needed to support growth or regulatory capital needs.  Due to uncertainty over the length and depth of the anticipated recessionary economy and the ability to prepay the capital after three years, the Board believes it is prudent to request the maximum amount of capital offered under the Program at this time.

How will the Company use the capital?

Consistent with the intent of the Program, the Company intends to use the additional capital to engage in additional lending activities.

Would acceptance into the Program mean the Company is struggling financially?

No.  The U.S. Treasury does not intend the Program to be made available to banks struggling financially.  Instead, they seek to recapitalize the nation’s stronger banks to spur increased lending to fuel economic growth and capital to facilitate consolidation of weak banks into stronger banks.  On October 20, 2008, the FDIC issued a formal press release encouraging all eligible banks to request capital under the program.  Receiving capital under the Program is a sign of strength and confidence, not weakness.

How long does the Company expect the Senior Preferred Stock to remain outstanding?

We intend to seek replacement financing before the dividend rate on the Senior Preferred Stock increases from 5% per year to 9% per year five years after the issuance of the Senior Preferred Stock.  However, we cannot provide any assurance that we will be able to obtain replacement financing on acceptable terms within that timeframe.

How did management determine that 30,000 shares of preferred stock is an appropriate number of shares to authorize?

Under the terms of the Program, the Senior Preferred Stock would have a liquidation preference of $1,000 per share of Senior Preferred Stock.  If the Company is allowed to sell the maximum amount of $14,000,000 of its Senior Preferred Stock under the Program, the Company would be required to issue 14,000 shares of preferred stock.  Because the Company intends to raise replacement capital to redeem the Senior Preferred Stock within the first five years of the Program, new preferred stock shares may be issued that would temporarily overlap the Senior Preferred Stock issued under the Program until fully repaid.  Assuming a similar liquidity preference of $1,000 on the Senior Preferred Stock, and the maximum overlap of shares during refinancing, it is possible up to 28,000 shares of preferred could be outstanding at some period during the next five years.  Total authorized shares of 30,000 was considered the amount necessary to meet the current capital raising needs while providing flexibility needed to redeem the Senior Preferred Stock within five years while also protecting the interests of Common Stock holders.

Would the newly issued preferred stock have rights superior to the existing Common Stock?

Yes.  The preferred stock would be entitled to superior rank regarding payment of dividends and liquidation or payment preference compared to Common Stock.  Company earnings would be used first to pay the fixed rate of dividends due on the preferred stock before earnings are considered for payment of cash dividends to holders of Common Stock.  In addition, upon liquidation or sale of the Company, holders of preferred stock would receive cash proceeds in repayment of the preferred stock before payments would be made on shares of Common Stock.

Does the Company plan to use the preferred stock to either stop or make more difficult an acquisition of the Company?

No. Approval of the Second Amended and Restated Articles of Incorporation would permit the Company to designate a series of preferred stock to be used for a defensive or anti-takeover purpose.  However, the Board has represented that it will not, without prior shareholder approval, issue any series of preferred stock solely for the purpose of making an attempted acquisition of the Company more difficult or costly.

Will holders of the Senior Preferred Stockholders vote in Company director elections or other matters brought to Common Stock holders by proxy statement from time to time?

No. The Senior Preferred Stock would be non-voting, except in cases where a transaction being placed for vote would adversely affect the rights or ranking of the Senior Preferred Stock.

What limitations or demands would the U.S. Treasury place on use of the Senior Preferred Stock proceeds?

The U.S. Treasury has encouraged banks to use the capital to increase lending activities and fuel economic growth.  However, there are no requirements as to the use of the capital or the type of borrowers to be served.

As a holder of the Senior Preferred Stock, will the U.S. Treasury actively direct Company operations or direction?

No.  Shares of the Senior Preferred Stock would be non-voting except in specific cases directly impacting the status and rights of their class of Senior Preferred Stock.  However, the U.S. Treasury retains the right to elect up to two directors and to limit or cease the payment of cash dividends to holders of Common Stock if the regular Senior Preferred Stock dividend payments ceased to be paid by the Company.

Will the U.S. Treasury restrict the Company’s ability to pay cash dividends on its Common Stock while the Senior Preferred Stock is outstanding?

The U.S. Treasury will not prevent cash dividends from being paid so long as they have received the required payments on their Senior Preferred Stock.  During the first three years of the Program, cash dividends may only be increased with the U.S. Treasury’s consent.  As in prior years, continued payment of cash dividends on Common Stock is dependent on the ability of future Company earnings to support dividend payments.

Will the Company be able to repurchase shares on the open market while the Senior Preferred Stock is outstanding?

The Company may buy back shares into its Treasury Stock on the open market but must obtain permission of the U.S. Treasury to do so during the first three years of the Senior Preferred Stock issue.

Who may I contact with questions on the Company’s proposals?

The Company has contracted with Georgeson Inc., our proxy solicitor, to ensure accurate and timely distribution of Special Meeting materials, coordination of answers to shareholder questions concerning the vote, and to proactively contact shareholders to obtain proxy votes in support of the proposed amendment.  Please direct any questions to Georgeson Inc. by calling (877) 255-0071.  Georgeson Inc. may contact shareholders via telephone following initial mailing of meeting materials and provide further mailing and telephone contacts to shareholders that have not returned their proxy to the Company as requested.  In addition, Company directors and employees may also contact shareholders directly to discuss the proposed amendment and seek proxy votes in support of the proposed amendment prior to the Special Meeting.

Due to the importance of the matter and the requirement to obtain two-thirds of outstanding shares, the Company requests you review the proxy materials and submit your proxy vote as directed by the proxy statement as soon as possible.

Proxy Statement and Other Shareholder Proposals

Any shareholder who intends to present a proposal at the annual meeting to be held in 2009 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin:

•

not later than November 14, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; or

•

on or after January 16, 2009, but not later than February 15, 2009, if the proposal is submitted pursuant to our Bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2009 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements.  Nominations for director made from the floor at the annual meeting of shareholders to be held in 2009 require advance notice in accordance with our Bylaws.

Historical Financial Information

The Company’s most recent financial information can be found in its annual report on Form 10-K for the year ended December 31, 2007, and in its quarterly report on Form 10-Q for the quarter ended June 30, 2008.  The Company intends to file its quarterly report on Form 10-Q for the quarter ended September 30, 2008 no later than November 14, 2008.  The Company’s Securities and Exchange Commission (the “SEC”) filings are available, free of charge, over the Internet at the Company’s website at http://www.psbwi.com or at the SEC’s website at http://www.sec.gov.  Any document filed by the Company may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, based on statements filed with the SEC or information otherwise known to us, in each case, as of the record date, the name of each person believed by us to own more than 5% of our Common Stock and the number of shares of Common Stock held by each person.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

The Banc Fund Company, LLC/ Charles J. Moore(1) 208 South LaSalle Street Chicago, Illinois 60604	122,240	7.9%

Lawrence Hanz, Jr. 2102 Clarberth Street Schofield, Wisconsin 54476	93,593	6.0%

(1)

Shares held in various funds controlled by the Banc Fund Company, LLC, over which Mr. Moore exercises sole voting and dispositive power.

The following table sets forth, based on statements filed with the SEC, the amount of Common Stock which is deemed beneficially owned on the Record Date by each or our directors, each of our current executive officers and our directors and executive officers as a group.  The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

Gordon P. Connor	19,842(1)	1.3%
Patrick L. Crooks	17,288	1.1%
William J. Fish	19,265	1.2%
Charles A. Ghidorzi	613	*
Gordon P. Gullickson	5,044	*
Peter W. Knitt	3,583(2)	*
David K. Kopperud	21,389	1.4%
Thomas R. Polzer	20,012	1.3%
William M. Reif	3,532	*
Thomas A. Riiser	17,556	1.1%
John H. Sonnentag	6,102	*
Scott M. Cattanach	1,886(3)	*
All directors and officers as a group (12 persons)	136,112(2)(3)	8.8%

*

Less than 1%.

(1)

Includes 4,967 shares held by two trusts for which beneficial ownership is disclaimed.

(2)

Includes 783 shares of restricted stock granted to Mr. Knitt.

(3)

Includes 560 shares that may be acquired by Mr. Cattanach through the exercise of options on or before 60 days from the Record Date (November 6, 2008) and 666 shares of restricted stock granted to Mr. Cattanach.

Cautionary Statement Concerning Forward-Looking Information

This proxy statement contains forward-looking statements that involve risks, uncertainties, and assumptions.  Forward-looking statements are not guarantees of performance.  If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results and financial condition of the Company and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations.  Risks, uncertainties, and assumptions relating to forward-looking statements include the occurrence of any event, change or other circumstance that could result in the Company’s failure to obtain U.S. Treasury approval to participate in the Program, general business and economic conditions, changes in fiscal and monetary policies, increased competition, changes in customers’ preferences for types and sources of financial services, the timely development and acceptance of new products and services, increased costs of operation (including increased funding costs), changes in laws and regulation that govern the Company’s operations, increases in credit risks and losses, loss of key personnel, unforeseen liabilities arising from current or prospective claims or litigation, the inability to execute expansion plans, errors in the application of critical accounting policies, unanticipated adverse decisions by tax authorities, the inability to pay dividends, lack of marketability of the Company’s stock, and the effect of certain organizational anti-takeover provisions.  The Company assumes no obligation, and does not intend, to update these forward-looking statements.

PROPOSAL ONE:

APPROVAL OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY

Description of the Proposal

Our Amended and Restated Articles of Incorporation, as amended (the “Current Articles”), currently do not provide for the issuance of preferred stock.  On November 12, 2008, the Board of Directors of the Company approved the amendment and restatement of the Current Articles to authorize the issuance of a class of preferred stock of the Company.  The amendment is subject to shareholder approval.  Upon approval by the shareholders, this proposal would amend and restate the Current Articles to provide for the creation of a class of preferred stock in the amount of 30,000 shares, having such terms, rights and features as may be determined by the Board.  A form of the Second Amended and Restated Articles of Incorporation of the Company is attached to this proxy statement as Exhibit A.

The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the shareholders in advance and the terms, rights and features of which are determined by the board of directors from time to time. The authorization of blank check preferred stock would permit the Board to create and issue preferred stock from time to time in one or more series.  Subject to the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time, and the limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company’s securities may then be listed, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the shareholders.

Rationale for Creating Blank Check Preferred Stock

Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these trends, the Board has concluded that the Company should have a full range of equity financing alternatives available in its Second Amended and Restated Articles of Incorporation.  The proposed Second Amended and Restated Articles of Incorporation will provide the Company with increased flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board for any proper corporate purpose.

The Company’s primary rationale for creating blank check preferred stock is to become eligible to participate in the Program.  The Company intends to apply to participate in the Program by the November 14, 2008 deadline.  Although the Company is well capitalized, the Company believes that the Program will add additional capital on favorable terms and enable the Company additional flexibility in addressing the challenges and opportunities in current markets, including continued asset growth.

THE COMPANY CAN OFFER NO ASSURANCE THAT THE U.S. TREASURY WILL ALLOW THE COMPANY TO PARTICIPATE IN THE PROGRAM OR THAT THE U.S. TREASURY WILL NOT CHANGE THE TERMS AND CONDITIONS OF THE PROGRAM.  THERE IS NO GUARANTEE THAT THE U.S. TREASURY WILL PURCHASE UP TO $14,000,000 OF THE COMPANY’S SENIOR PREFERRED STOCK UNDER THE PROGRAM.

Terms of the Program

Senior Preferred Stock

If the Company is allowed to participate in the Program, the Company would designate a new series of the blank check preferred stock (the Senior Preferred Stock) that, subject to shareholder approval, is authorized by the proposed Second Amended and Restated Articles of Incorporation of the Company.  The Company would sell the Senior Preferred Stock to the U.S. Treasury for cash consideration in an amount between 1% and 3% of the Company’s risk-weighted assets.  Accordingly, the Company would be eligible to sell its Senior Preferred Stock to the U.S. Treasury for cash consideration ranging from $4,700,000 to $14,000,000.  The Company intends to request to sell the U.S. Treasury $14,000,000 of its Senior Preferred Stock.

Under the terms of the Program as of November 12, 2008:

•

The Senior Preferred Stock will have a liquidation preference of $1,000 per share and be senior to the common stock of the participating companies;

•

The Senior Preferred Stock will be perpetual, and thus be considered Tier 1 capital;

•

If the Company sells $14,000,000 of the Senior Preferred Stock to the U.S. Treasury, the Senior Preferred Stock will pay an annual cumulative compounding dividends of $700,000 for the first five years, increasing to $1,260,000 per year thereafter (such dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year);

•

If dividends on the Senior Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred Stock will have the right to elect two directors to the board of directors of the participating company (the right to elect directors will end when full dividends have been paid for all past dividend periods);

•

Participating companies will not be able to redeem the Senior Preferred Stock for the first three years except with the proceeds from one or more equity offerings for either more perpetual preferred stock, common stock or a combination of perpetual preferred stock and common stock, for cash (individually, a “Qualified Equity Offering”) which result in aggregate gross proceeds to a participating company of not less than 25% of the issue price of the Senior Preferred Stock;

•

A participating company must obtain the U.S. Treasury’s consent for any increase in dividends paid on its common stock for the first three years, unless prior to such time the Senior Preferred Stock is redeemed in whole or the U.S. Treasury has transferred all of the Senior Preferred Stock to third parties;

•

Prior to the third anniversary of the closing, the a participating company and its subsidiaries may not engage in any of the following activities without the consent of the U.S. Treasury, unless the Senior Preferred Stock has been redeemed or the U.S. Treasury has transferred all of the shares of Senior Preferred Stock to a non-affiliate of the U.S. Treasury:

o

declare or pay any dividend on its common stock, other than regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared (or if the participating company had publicly announced a lower amount prior to October 14, 2008, that lower amount); or

o

redeem, purchase or acquire any equity securities of the participating company or any trust preferred securities of the company or an affiliate of the company.

The repurchase restriction contains several exceptions, including, but not limited to:  redemptions, purchases or other acquisitions of shares of common stock in connection with any employee benefit plan in the ordinary course of business pursuant to a publicly announced repurchase plan, and purchases by broker-dealer subsidiaries of the participating company solely for the purpose of market-making, stabilization or customer facilitation transactions in the ordinary course of business.

•

The Senior Preferred Stock would be non-voting, other than class voting rights on (i) any authorization or issues of shares ranking senior to the Senior Preferred Stock, (ii) any amendment that adversely affects the rights of the Senior Preferred Stock, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Stock; and

•

Participating companies will be required to file a shelf registration statement covering the Senior Preferred Stock as soon as practicable after the date of the U.S. Treasury’s investment and, if necessary, take all action required to cause such shelf registration statement to be declared effective as soon as possible.  However, if on the date of the investment a participating company is not eligible to file a registration statement on Form S-3, then the participating company will not be obligated to file a shelf registration statement unless and until the participating company is requested to do so in writing by the U.S. Treasury.  As of November 12, 2008, the Company was not eligible to file a registration statement on Form S-3.

•

During any period that an effective shelf registration statement is not available for the resale of the Senior Preferred Stock by the U.S. Treasury, participating companies will also be required to grant to the U.S. Treasury piggyback registration rights for the Senior Preferred Stock and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred Stock including, if requested by the U.S. Treasury, using reasonable best efforts to list the Senior Preferred Stock on a national securities exchange.

NOTE:  The terms of the Program are subject to change by the U.S. Treasury.

Warrants

The U.S. Treasury’s purchase of the Preferred Stock of companies participating in the Program will be conditioned upon a participating company’s sale to the U.S. Treasury of a warrant (the “Warrant”) to purchase a number of shares of their common stock having an aggregate market price equal to 15% of the value of the Senior Preferred Stock purchased by the U.S. Treasury.  Accordingly, if the Company is permitted to participate in the Program, the Company would be required to sell to the U.S. Treasury a Warrant to purchase its Common Stock for cash consideration ranging from $705,000 to $2,100,000.  As an example, if the Company sells $14,000,000 of its Senior Preferred Stock to the U.S. Treasury, the Company would issue to the U.S. Treasury a Warrant to purchase 116,667 shares of its Common Stock (assuming an Exercise Price (as defined below) of $18.00).  The exercise of the Warrant by the U.S. Treasury could have a substantially dilutive effect on the interests of the Company’s existing holders of Common Stock.

The terms of the Warrants under the Program as of November 12, 2008 are as follows:

•

The Warrants will have a term of 10 years, and will be immediately exercisable, in whole or in part;

•

The initial exercise price (the “Exercise Price”) for the Warrants, and the market price for determining the number of shares of common stock subject to the Warrants, will be the average of the closing prices of the participating company’s common stock during the 20 trading days ending on the day before the participating company’s acceptance into the Program.

•

The Warrants will not be subject to any contractual restrictions on transfer, provided that the U.S. Treasury may only transfer or exercise an aggregate of one-half of the Warrants prior to the earlier of (i) the date on which the participating company has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred Stock from one or more Qualified Equity Offerings and (ii) December 31, 2009;

•

Participating companies must file a shelf registration statement covering the Warrants and the Common Stock underlying the warrants as promptly as practicable after the date of the U.S. Treasury’s investment and, if necessary, take all action required to cause such shelf registration statement to be declared effective as soon as possible.  However, if on the date of the investment a participating company is not eligible to file a registration statement on Form S-3, then the participating company will not be obligated to file a shelf registration statement unless and until the participating company is requested to do so in writing by the U.S. Treasury.  As of November 12, 2008, the Company was not eligible to file a registration statement on Form S-3.

•

During any period that an effective shelf registration statement is not available to a participating company for the resale of the Warrant or the shares of common stock underlying the Warrant by the U.S. Treasury, the participating company will be required to grant to the U.S. Treasury piggyback registration rights for the Warrant and the common stock underlying the Warrant, and will apply for the listing of the common stock underlying the Warrant on the national exchange on which their common stock is traded (if applicable);

•

The U.S. Treasury will agree not to exercise voting power with respect to any shares of common stock issued to it upon exercise of the Warrants;

•

In the event that a participating company has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred Stock from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the Warrant then held by the U.S. Treasury shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the Warrant and (ii) 0.5;

•

In the event that a participating company does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the Warrant and/or shareholder approval is required for such issuance under applicable stock exchange rules, the participating company will call a meeting of its shareholders as soon as practicable after the date of the U.S. Treasury’s investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the U.S. Treasury to be necessary to allow the exercise of the Warrant into common stock; and

•

In the event that a participating company is no longer listed or traded on a national securities exchange, or the consent of a participating company’s shareholders described above has not been received within 18 months after the issuance date of the Warrant, the Warrant will be exchangeable (in whole or in part), at the option of the U.S. Treasury, for an economic interest (to be determined by the U.S. Treasury after consultation with the participating company) in the participating company classified as permanent equity under GAAP having a fair market value, as determined by the U.S. Treasury, equal to the portion of the Warrant so exchanged.

NOTE:  The terms of the Warrant under the Program are subject to change by the U.S. Treasury.

Executive Compensation

As a condition to participation in the Program, the Company and its Senior Executive Officers (as that term is defined below) covered by the Emergency Economic Stabilization Act of 2008 (the “EESA”) must agree to the following provisions:  (i) the Company must ensure that incentive compensation for its Senior Executive Officers does not encourage unnecessary and excessive risks that would threaten the value of the Company; (ii) the Company will be subject to a “clawback” with respect to incentive compensation paid to a Senior Executive Officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) the Company will be prohibited from making any golden parachute payment to a Senior Executive Officer; and (iv) the Company will not deduct executive compensation in excess of $500,000 for each Senior Executive Officer.  For purposes of the EESA, the Company’s “Senior Executive Officers” include our President and CEO, Peter W. Knitt and our Chief Financial Officer, Scott M. Cattanach.

The Company will enter into an Omnibus Amendment Agreement with each of Peter W. Knitt, Scott M. Cattanach and three other Senior Executive Officers, whereby each executive agrees that all of the compensation and benefit programs of the Company are amended to the extent necessary to comply with Section 111(b) of the EESA and the guidance promulgated thereunder during such time as the U.S. Treasury owns any debt or equity securities of the Company.

As an additional condition to participation in the Program, the Company and its Senior Executive Officers are required to grant to the U.S. Treasury waivers releasing the U.S. Treasury from any claims that the Company and its Senior Executive Officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefit plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any applicable guidance or regulations issued by the Secretary of the Treasury.

Pro Forma Effect on the Company’s Financial Statements

Financial Statement Pro Forma Impacts – Balance Sheet

If the Company is allowed to participate in the Program, stockholders’ equity will increase by the amount of the capital proceeds received from the U.S. Treasury, net of transaction issuance costs.  Costs associated with the transaction are estimated to be $30,000.  For example, if the maximum proceeds of $14 million had been received from the U.S. Treasury as of September 30, 2008, stockholders’ equity would have increased from the reported amount of $38.28 million to $52.25 million on a pro forma basis (an increase of $14 million in proceeds less transaction costs of $30,000).  If the minimum proceeds of $4.7 million had been received from the U.S. Treasury as of September 30, 2008, stockholders’ equity would have increased from the reported amount of $38.28 million to $42.95 million on a pro forma basis (an increase of $4.7 million in proceeds less transaction costs of $30,000).

Upon receipt of the capital, total cash and total assets held by the Company would have also increased by the amount of the capital proceeds received from the U.S. Treasury, net of transaction issuance costs.  For example, if the maximum proceeds of $14 million had been  received from the U.S. Treasury as of September 30, 2008, total cash would have increased from the reported amount of $9.14 million to $23.11 million on a pro forma basis (an increase of $14 million in proceeds less transaction costs of $30,000).  If the minimum proceeds of  $4.7 million had been received from the U.S. Treasury, total cash would have increased from the reported amount of $9.14 million to $13.81 million on a pro forma basis (an increase of $4.7 million in proceeds less transaction costs of $30,000).

Financial Statement Pro Forma Impacts – Income Statement

If the Company is allowed to participate in the Program, the Company intends to use the capital to support loan growth to a multiple of capital received, which over time is expected to generate income to service required dividend payments on the preferred stock and generate additional income for common shareholders.  Until the time it fully deploys the preferred stock capital over a larger asset base, the Company anticipates that earnings on the original capital received will not fully cover required dividend payments and other costs on the preferred issue, which would reduce the amount of earnings available to common shareholders.

The following pro forma income statement impacts assume the capital proceeds received are invested initially in federal funds sold and deployed into earning assets ratably over the year ended December 31, 2007 and the nine months ended September 30, 2008 as if the capital proceeds were received on January 1, 2007 and 2008, respectively.  The pro forma income statement impacts do not include the benefit of leveraging the capital received into a larger asset base, but simply include additional income earned on investment of the original capital proceeds.

If the maximum proceeds of $14 million had been received under the Program on January 1, 2007, net income for the year ended December 31, 2007 would have increased from the reported amount of $4.14 million to $4.67 million on a pro forma basis.  However, because a portion of the Company’s net earnings would be required for the payment of dividends to the preferred stockholder and amortization of the cost of warrants issued in connection with the Program, and therefore would not be available to the Company’s common shareholders, earnings per diluted common share would have decreased from the reported amount of $2.64 per share to $2.40 per share on a pro forma basis.  If the maximum of proceeds of $14 million had been received under the Program on January 1, 2008, net income for the nine months ended September 30, 2008 would have increased from the reported amount of $2.24 million to $2.57 million on a pro forma basis.  However, for the reasons noted above, earnings per diluted common share would have decreased from the reported amount of $1.45 per share to $1.25 per share on a pro forma basis.

If the minimum proceeds of $4.7 million had been received under the Program on January 1, 2007, net income for the year ended December 31, 2007 would have increased from the reported amount of $4.14 million to $4.32 million on a pro forma basis.  However, for the reasons noted above, earnings per diluted common share would have decreased from the reported amount of $2.64 per share to $2.55 per share on a pro forma basis.  If the minimum proceeds of $4.7 million had been received under the Program on January 1, 2008, net income for the nine months ended September 30, 2008 would have increased from the reported amount of $2.24 million to $2.35 million on a pro forma basis.  However, for the reasons noted above, earnings per diluted common share would have decreased from the reported amount of $1.45 per share to $1.38 per share on a pro forma basis.

Potential Anti-Takeover Effects of the Proposed Amendment

The Board represents that it will not, without prior shareholder approval, issue any series of blank check preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.  Within the limits described above, the Board may issue blank check preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes where such issuance has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional Common Stock for such purposes.

Approval Requirement and Board of Directors Recommendation

The proposal to approve the Second Amended and Restated Articles of Incorporation of the Company requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock.  The Board believes that the advantages of the proposed amendment to the Current Articles to authorize a class of preferred stock – specifically, the potential to participate in the Program – outweigh the possible disadvantages of the amendment.  Accordingly, the Board has unanimously approved the proposed amendment and unanimously recommends approval by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY.

PROPOSAL TWO:

GRANTING OF AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

Description of the Proposal

If at the Special Meeting the number of shares of the Company’s Common Stock present or represented and voting in favor of the Second Amended and Restated Articles of Incorporation is insufficient to approve Proposal One, the Company’s management may move to adjourn, postpone or continue the Special Meeting in order to enable its Board to continue to solicit additional proxies in favor of the proposal to amend and restate the Current Articles.  In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal One.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments.  If the Company’s shareholders approve the adjournment, postponement or continuation proposal, the Company could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend and restate the Current Articles, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend and restate the Company’s Current Articles.  Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend and restate the Current Articles have been received, the Company could adjourn, postpone or continue the Special Meeting without a vote on the proposal to amend and restate the Current Articles and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Second Amended and Restated Articles of Incorporation.

The adjournment, postponement or continuation proposal requires that holders of more of the Company’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.  No proxy that is specifically marked AGAINST the proposal to amend and restate Current Articles will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

The Board believes that if the number of shares of its Common Stock present or represented at the Special Meeting and voting in favor of the proposal to amend and restate the Current Articles is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the Second Amended and Restated Articles of Incorporation of the Company.

Approval Requirement and Board of Directors Recommendation

Approval of the proposal to grant management the authority to adjourn, postpone or continue the Special Meeting will require the affirmative vote of the majority of the votes cast at the Special Meeting, even if less than a quorum is represented.  The Board unanimously recommends the approval of this proposal by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO GRANT MANAGEMENT THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION.

OTHER PROPOSED ACTION

The Board currently does not intend to bring any other business before the Special Meeting, and as far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Shareholders.  However, as to any other business that may properly come before the Special Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

EXHIBIT A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF PSB HOLDINGS, INC.

These Second Amended and Restated Articles of Incorporation of PSB Holdings, Inc. are executed by the undersigned to supersede and replace the heretofore existing Amended and Articles of Incorporation of PSB Holdings, Inc., as amended, a corporation organized under Chapter 180 of the Wisconsin Statutes.

ARTICLE I.

Name

The name of the corporation (hereinafter, the “Corporation”) is PSB Holdings, Inc.

ARTICLE II.

Specific Purpose

The Corporation is organized for the purpose of acting as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended, and for any other lawful purpose.

ARTICLE III.

Authorized Shares

The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share, shall be as follows:

Designation of Class	Par Value Per Share	Authorized Number of Shares
Common Stock	$0.00	3,000,000
Preferred Stock	$0.00	30,000

Any and all such shares of Common Stock and Preferred Stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors.

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

A.

Common Stock

(1)

Voting.  Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to shares of Preferred Stock as provided in subparagraph (b) of paragraph (1) of Section B, below, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes.  Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

(2)

Dividends.  Subject to the provisions of paragraph (4) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends on Common Stock.

(3)

Liquidation.  In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled as provided in paragraph (5) of Section B, below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

B.

Preferred Stock

(1)

Series and Variations Between Series.  The Preferred Stock may from time to time as hereinafter provided be divided into and issued in one or more series, and the Board of Directors is hereby expressly authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

(a)

The designations of such series and the number of shares which shall constitute such series, which number may at any time, or from time to time, be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors unless the Board of Directors shall have otherwise provided in establishing such series;

(b)

Whether and to what extent the shares of that series shall have voting rights, in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

(c)

The yearly rate of dividends, if any, on the shares of such series, the dates in each year upon which such dividend shall be payable and the date or dates from which any such dividend shall be cumulative;

(d)

The amount per share payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e)

The terms, if any, on which the shares of such series shall be redeemable, and, if redeemable, the amount per share payable thereon in the case of the redemption thereof (which amount may vary for (i) shares redeemed on different dates; and (ii) shares redeemed through the operation of a sinking fund, if any, applicable to such shares, from the amount payable with respect to shares otherwise redeemed);

(f)

The extent to and manner in which a sinking fund, if any, shall be applied to the redemption or purchase of the shares of such series, and the terms and provisions relative to the operation of such fund;

(g)

The terms, if any, on which the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class and, if so convertible, the price or prices or the rate or rates of conversion, including the method, if any, for adjustments of such prices or rates, and any other terms and conditions applicable thereto; and

(h)

Such other terms, limitations and relative rights and preferences, if any, of such series as the Board of Directors may lawfully fix and determine and as shall not be inconsistent with the laws of the State of Wisconsin or these Second Amended and Restated Articles of Incorporation.

(2)

Redemption Right.  Shares of Preferred Stock may be issued which are redeemable by the Corporation at the price determined by the Board of Directors for shares of each series as provided in subparagraph (e) of paragraph (1) of this Section B, above.

(3)

Conversion of Preferred Stock.  Shares of Preferred Stock may be issued which are convertible into shares of Common Stock or shares of any other series of Preferred Stock on the terms and conditions determined by the Board of Directors for shares of each series as provided in subparagraph (g) of paragraph (1) of this Section B, above.

(4)

Dividends.  Shares of Preferred Stock may be issued which entitle the holders thereof to cumulative, noncumulative or partially cumulative dividends.  The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate fixed by the Board of Directors with respect to each series of shares and no more.  Such dividends shall be payable on such dates and in respect of such periods in such year as may be fixed by the Board of Directors to the holders of record thereof on such date as may be determined by the Board of Directors.  Such dividends shall be paid or declared and set apart for payment for each dividend period before any dividend (other than a dividend payable solely in Common Stock) for the same period shall be paid upon or set apart for payment on the Common Stock, and, if dividends on the Preferred Stock shall be cumulative or partially cumulative, all unpaid dividends thereon for any past dividend period shall be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in Common Stock) shall be paid upon or set apart for payment on the Common Stock.  The holders of Preferred Stock shall not, however, be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up.

(5)

Liquidation.  In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares as provided in subparagraph (d) of paragraph (1) of this Section B, above, before any amount shall be paid to the holders of the Common Stock.

(6)

Reissue of Shares.  Shares of the Preferred Stock which shall have been converted, redeemed, purchased or otherwise acquired by the Corporation, whether through the operation of a sinking fund or otherwise, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the Preferred Stock other than the series of which they were originally a part.

ARTICLE IV.

Registered Office and Registered Agent

The street address of the Corporation's registered office located in Wisconsin is 1905 West Stewart Avenue, Wausau, Wisconsin, 54401.  The name of the Corporation's registered agent at this address is Scott M. Cattanach.

ARTICLE V.

Directors

The Board of Directors of this Corporation shall consist of not less than five members nor more than seventeen members.  The initial Board of Directors shall consist of ten members.  The number of directors may be fixed, from time to time and within the limits prescribed herein, by resolution of the Board of Directors.

ARTICLE VI.

Mergers, Consolidations Sale or Share Exchange

The affirmative vote or consent of the holders of two-thirds of all voting groups of this Corporation entitled to vote in elections of directors shall be required for (a) the adoption of any agreement for the merger or consolidation of this Corporation with or into any other corporation, (b) the sale of all or substantially all of the assets of this Corporation, or (c) approval of a plan of share exchange of the stock of this Corporation in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law.

ARTICLE VII.

Amendment of Articles

An amendment of these Second Amended and Restated Articles of Incorporation shall be effective only if such amendment shall have received the affirmative vote of two-thirds of all voting groups of this Corporation entitled to vote in the election of directors in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law.

ARTICLE VIII.

Supersession of Previous Articles

These Second Amended and Restated Articles of Incorporation shall supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation of the Corporation and all amendments thereto.

z		{

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PSB HOLDINGS, INC.

PROXY SOLICITED BY DIRECTORS FOR SPECIAL MEETING

DECEMBER 12, 2008

This Proxy is Solicited on Behalf of the Board of Directors.

  The undersigned hereby appoint(s) Peter W. Knitt and Scott M. Cattanach, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the special meeting of shareholders to be held on Friday, December 12, 2008 (the “Special Meeting”). The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated November 12, 2008, with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revoke(s) all proxies heretofore given to vote at the Special Meeting.

  When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted “FOR” the following proposals.

1.	To approve the Second Amended and Restated Articles of Incorporation of the Company to authorize a class of preferred stock as described in the Proxy Statement dated November 12, 2008:	For	Against	Abstain
		☐	☐	☐
2.	To grant management the authority to adjourn, postpone or continue the Special meeting if necessary or appropriate to permit further solicitation of proxies if	For	Against	Abstain
		☐	☐	☐
there are not sufficient votes at the time of the Special Meeting to approve the Second Amended and Restated Articles of Incorporation referred to in Item 1:
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special meeting or any adjournments of the Special Meeting.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above
x		y

Ã     Detach above card, sign, date and mail in postage paid envelope provided     Ã

PSB HOLDINGS, INC.

PLEASE ACT PROMPTLY

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

  Please sign exactly as your name appears on the shares.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administer, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

XXXX